                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                          DW DIVERSIFIED INCOME TRUST
                          30 day Yield as of 10/31/96



                                       6
         YIELD = 2{ [ ((a-b)/c * d) + 1] - 1}



         WHERE:     a = Dividends and interest earned during the period

                    b = Expenses accrued for the period

                    c = The average daily number of shares outstanding
                        during the period that were entitled to receive dividends

                    d = The maximum offering price per share on the last
                        day of the period


                                                                       6
         YIELD = 2{ [(( 5258955.77-860196.29)/75000760.857*9.720020)+1]-1}

               =      7.350774%

              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                            DIVERSIFIED INCOME TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                         _                                    _
                        |        ______________________|
FORMULA:                |       |           |
                        |  /\ n |           ERV       |
               T  =     |    \  |      -------------  | - 1
                        |     \ |            P        |
                        |      \|           |
                        |_                 _|

              T = AVERAGE ANNUAL TOTAL RETURN
              n = NUMBER OF YEARS
            ERV = ENDING REDEEMABLE VALUE
              P = INITIAL INVESTMENT

                                                                    (A)
  $1,000         ERV AS OF       AGGREGATE      NUMBER OF      AVERAGE ANNUAL
INVESTED - P     31-Oct-96     TOTAL RETURN     YEARS - n     TOTAL RETURN - T
------------     ---------     ------------     ---------     ----------------
  31-Oct-95      $1,044.90          4.49%          1.00             4.49%

  09-Apr-92      $1,354.60         35.46%          4.56             6.88%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                         _                                    _
                        |        ______________________|
FORMULA:                |       |           |
                        |  /\ n |           EV        |
               t  =     |    \  |      -------------  | - 1
                        |     \ |            P        |
                        |      \|           |
                        |_                 _|

                            EV
              TR  =     ----------     - 1
                             P


               t = AVERAGE ANNUAL TOTAL RETURN
                   (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               n = NUMBER OF YEARS
              EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               P = INITIAL INVESTMENT
              TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                   (C)                             (B)
  $1,000         EV AS OF         TOTAL        NUMBER OF      AVERAGE ANNUAL
INVESTED - P     31-Oct-96     RETURN - TR     YEARS - n     TOTAL RETURN - t
------------     ---------     -----------     ---------     ----------------
  31-Oct-95      $1,094.90         9.49%          1.00            9.49%

  09-Apr-92      $1,374.20        37.42%          4.56            7.22%


(D)           GROWTH OF $10,000
(E)           GROWTH OF $50,000
(F)           GROWTH OF $100,000

FORMULA:      G= (TR+1)*P
              G= GROWTH OF INITIAL INVESTMENT
              P= INITIAL INVESTMENT
              TR= TOTAL RETURN SINCE INCEPTION

$10,000             TOTAL           (D)   GROWTH OF            (E)   GROWTH OF            (F)   GROWTH OF
INVESTED - P     RETURN - TR     $10,000 INVESTMENT - G     $50,000 INVESTMENT - G     $100,000 INVESTMENT - G
------------     -----------     ----------------------     ----------------------     -----------------------
  09-Apr-92         37.42                $13,742                   $68,710                     $137,420